Exhibit 23.5

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the references to our firm included or incorporated by reference in this Registration Statement on Form S-8 (including any amendments thereto) filed by Bill Barrett Corporation, as well as in the notes to the financial statements included or incorporated by reference in such Form S-8, to our reserve estimates as of December 31, 2001, 2002 and 2003 concerning certain properties located in the Gibson Gulch field, Garfield County, Colorado and to the inclusion of our reports concerning those reserves as appendices to the prospectus included or incorporated by reference in that registration statement and/or as exhibits to that registration statement.

We further consent to the reference to our firm as experts in this Form S-8, including the prospectus included or incorporated by reference in this Form S-8.

NETHERLAND, SEWELL & ASSOCIATES, INC.

	By:	/s/ Danny D. Simmons

Danny D. Simmons
Senior Vice President

Houston, Texas
December 20, 2004